Item 77C
CitiFunds Trust III
Citi Cash Reserves
Citi US Treasury Reserves
Citi Tax Free Reserves
Citi New York Tax Free Reserves
Citi California Tax Free Reserves
Citi Connecticut Tax Free Reserves

Sub-Item 77C
Registrant incorporates by reference Registrant's 497
Supplement dated December 31, 2005 filed on December 30, 2005.
(Accession No. 0000930413-05-008692)

Sub-Item 77C (Mutual Fund Proxy)
Registrant incorporates by reference Registrant's DEFA 14A dated December 21, 2005 filed on December 21, 2005.
(Accession No. 0001193125-05-246330)

Sub-Item 77C (Mutual Fund Proxy)
Registrant incorporates by reference Registrant's DEFA 14A dated December 2, 2005 filed on December 2, 2005.
(Accession No. 0001193125-05-235981)

Sub-Item 77C (Mutual Fund Proxy)
Registrant incorporates by reference Registrant's DEFA 14A dated September 27, 2005 filed on September 27, 2005.
(Accession No. 0001193125-05-192361)

Sub-Item 77C
Registrant incorporates by reference Registrant's 497 dated December 1, 2005 filed on December 1, 2005.
(Accession No. 0001193125-05-234709)